UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

February 13, 2012

KANDI TECHNOLOGIES, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 13, 2012, Kandi Technologies Corp., a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with KO NGA Investment Limited, a British Virgin Islands corporation (“KO NGA”) and each of the shareholders of KO NGA (“KO NGA Shareholders,” and, together with KO NGA, the “Sellers”). Pursuant to the terms of the Agreement, the Sellers will exchange an aggregate of 253 shares of KO NGA, representing 100% of the issued and outstanding shares of KO NGA, to the Company for a total of 2,354,211 shares (the “Exchange Shares”) of the Company’s common stock (the “Exchange”), representing an aggregate exchange purchase price of RMB 50,052,387.66 (approximately $7,952,524), which is primarily derived from KO NGA’s indirect, wholly-owned operating entity Yongkang Scrou Electric. Co., Ltd. in China and based upon a valuation report by an independent, third party valuation firm.  Upon consummation of the Exchange, KO NGA will become a wholly-owned subsidiary of the Company. The Company is obligated to file a registration statement on Form S-3 (or if Form S-3 is not available another appropriate form) registering the resale of the Exchange Shares that are to be issued to the Sellers.

The Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions including but not limited to (i) all of the parties obtaining all necessary consents and approvals; (ii) KO NGA’s delivery of certain financial statements; and (iii) the successful completion of any and all divestitures or other pre-closing transaction required of the KO NGA and necessary for completion of the Agreement. A 10 million RMB (approximately $1.6 million) break-up fee will apply if either party terminates the Agreement prior to the closing without the causes stipulated under the Agreement. Breaches of the representations and warranties will be subject to customary indemnification provisions.

Item 3.02	Unregistered Shares of Equity Securities

See Item 1.01 above.

The Exchange Shares will be issued by the Company in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Regulation S of the Act.  The Exchange Shares will be issued to non-U.S. persons (as such term is defined in Regulation S) in an offshore transaction relying on Regulation S. The Sellers acknowledged that the Exchange Shares to be issued have not been registered under the Act, and that they understood the economic risk of their investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES, CORP.

Date: February 17, 2012	By:	/s/ Hu Xiaoming
Hu Xiaoming
President and Chief Executive Officer